Exhibit 10.1

UNIT CORPORATION

2000

NON-EMPLOYEE DIRECTORS'

STOCK OPTION PLAN

as

Amended and Restated
May 29, 2009

UNIT CORPORATION

2000

NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

The purposes of the Unit Corporation 2000 Non-Employee Directors' Stock Option Plan (the "Plan") are to promote the long-term success of Unit Corporation (the "Company") by creating a long-term mutuality of interests between the non-employee Directors and stockholders of the Company, to provide an additional inducement for such Directors to remain with the Company and to provide a means through which the Company may attract able persons to serve as Directors of the Company.

SECTION I
Administration

The Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board") shall administer the Plan. All of the members of the Committee shall be non-employee directors. The Committee shall keep records of action taken at its meetings. A majority of the Committee shall constitute a quorum at any meeting, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee.

The Committee shall interpret the Plan and prescribe such rules, regulations and procedures in connection with the operations of the Plan, as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan. All questions of interpretation and application of the Plan, or as to stock options granted under the Plan, shall be subject to the determination of the Committee, which shall be final and binding.

Notwithstanding the above, the selection of the Directors to whom stock options are to be granted, the timing of such grants, the number of shares subject to any stock option, the exercise price of any stock option, the periods during which any stock option may be exercised and the term of any stock option shall be as hereinafter provided, and the Committee shall have no discretion as to such matters.

SECTION 2
Shares Available under the Plan

The aggregate number of shares which may be issued or delivered and as to which grants of stock options may be made under the Plan is 510,000 shares of Common Stock, $.20 par value, of the Company (the "Common Stock"), subject to adjustment and substitution as set forth in Section 5. If any stock option granted under the Plan is cancelled by mutual consent or terminates or expires for any reason without having been exercised in full, the number of shares subject thereto shall again be available for purposes of the Plan. The shares which may be issued or delivered under the Plan may be either authorized but unissued shares or reacquired shares or partly each, as shall be determined from time to time by the Board.

SECTION 3
Grant of Stock Options

On the first business day following the day of each annual meeting of the stockholders of the Company, each person who is then a member of the Board and who is not then an employee of the Company or any of its subsidiaries (a "non-employee Director") shall automatically and without further action by the Board or the Committee be granted a stock option to purchase 3,500 shares of Common Stock, subject to adjustment and substitution as set forth in Section 5. If the number of shares then remaining available for the grant of stock options under the Plan is not sufficient for each non-employee Director to be granted an option for 3,500 shares of common stock (or the number of adjusted or substituted shares pursuant to Section 5), then each non-employee Director shall be granted an option for a number of whole shares equal to the number of shares then remaining available divided by the number of non-employee Directors, disregarding any fractions of a share.  Solely for purposes of satisfying a deficiency of shares available for the grant of stock options available to non-employee Directors on the day after the 2009 annual meeting of the Company’s stockholders, in addition to the 437 shares available for the grant of options made to each non-employee Director on May 7, 2009, each non-employee Director shall receive an additional grant of stock options for 3,063 shares on May 29, 2009, provided, however, that none of these options for 3,063 additional shares (the “2009 Option Award Balance”) shall vest unless and until this Plan is approved by the Company’s stockholders. In the event such stockholder approval in not obtained, then each 2009 Option Award Balance shall be forfeited.

SECTION 4
Terms and Conditions of Stock Options

Stock options granted under the Plan shall be subject to the following terms and conditions:

(A)           The purchase price at which each stock option may be exercised (the "option price") shall be one hundred percent (100%) of the fair market value per share of the Common Stock covered by the stock option on the date of grant, determined as provided in Section 4(G). Notwithstanding any other provision of this Plan, the purchase price of an outstanding option shall not be subject to modification or amendment subsequent to the date of grant of such option.

(B)           The option price for each stock option shall be paid in full upon exercise and shall be payable in cash in United States dollars (including check, bank draft or money order). Provided, however, that in lieu of such cash the person exercising the stock option may pay the option price in whole or in part by delivering to the Company shares of the Common Stock having a fair market value on the date of exercise of the stock option, determined as provided in Section 4(G) equal to the option price for the shares being purchased; except that (i) any portion of the option price representing a fraction of a share shall in any event be paid in cash and (ii) no shares of the Common Stock which have been held for less than six months may be delivered in payment of the option price of a stock option. The date of exercise of a stock option shall be determined under procedures established by the Committee, and, as of the date of exercise the person exercising the stock option shall be considered for all purposes to be the owner of the shares with respect to which the stock option has been exercised. Payment of the option price with shares shall not increase the number of shares of the Common Stock, which may be issued or delivered under the Plan as provided in Section 2.

(C)           No stock option shall be exercisable during the first six months of its term except in case of death as provided in Section 4(E), provided, however, that no 2009 Option Award Balance shall be exercisable under any circumstance until after approval of this Plan by the Company’s stockholders. Subject to the terms of Section 4(E) providing for earlier termination of a stock option, no stock option shall be exercisable after the expiration of ten years from the date of grant. A stock option to the extent exercisable at any time may be exercised in whole or in part.

(D)           No stock option shall be transferable by the grantee otherwise than by will, or if the grantee dies intestate, by the laws of descent and distribution of the state of domicile of the grantee at the time of death. All stock options shall be exercisable during the lifetime of the grantee only by the grantee or the grantee's guardian or legal representative.

(E)           If a grantee ceases to be a Director of the Company, any outstanding stock options held by the grantee shall be exercisable and shall terminate, according to the following provisions:

(i)
If a grantee ceases to be a Director of the Company for any reason other than retirement, disability, resignation, removal for cause or death, any then outstanding stock option held by such grantee shall be exercisable by the grantee (but only to the extent exercisable by the grantee immediately prior to ceasing to be a Director) at any time prior to the regular expiration date of such stock option or within one year after the date the grantee ceases to be a Director, whichever is the shorter period.

(ii)
If during his or her term of office as a Director a grantee is removed from office for cause, any outstanding stock option held by the grantee which is not exercisable by the grantee immediately prior to removal shall terminate as of the date of removal, and any outstanding stock option held by the grantee which is exercisable by the grantee immediately prior to removal shall be exercisable by the grantee at any time prior to the regular expiration date of such stock option or within 30 days after the date of removal, whichever is the shorter period.

(iii)	If a grantee ceases to be a Director of the Company by reason of death, retirement, resignation or disability, any then outstanding stock option held by such grantee shall be exercisable by the grantee (but in the case of resignation, retirement or disability only to the extent exercisable by the grantee immediately prior to ceasing to be a Director and in the case of death whether or not exercisable by the grantee immediately prior to death) at any time prior to the regular expiration date of such stock option or within 24 months after the date the grantee ceases to be a Director, whichever is the shorter period. In the event of the death of the grantee, the stock options shall be exercisable by the person entitled to do so under the Will of the grantee, or, if the grantee fails to make testamentary disposition of the stock options or shall die intestate, by the legal representative of the grantee.

(F)           All stock options shall be confirmed by an agreement, or an amendment thereto, which shall be executed on behalf of the Company by the Chief Executive Officer (if other than the President), the President or any Vice President and by the grantee.

(G)           Fair market value of the Common Stock shall be the mean between the following prices, as applicable, for the date as of which fair market value is to be determined as quoted in The Wall Street Journal (or in such other reliable publication as the Committee, in its discretion, may determine to rely upon): (a) if the Common Stock is listed on the New York Stock Exchange, the closing price per share of the Common Stock as quoted in the NYSE-Composite Transactions listing for such date, (b) if the Common Stock is not listed on such exchange, the highest and lowest sales prices per share of Common Stock for such date on (or on any composite index including) the principal United States securities exchange registered under the Securities Exchange Act of 1934 (the "1934 Act") on which the Common Stock is listed, or (c) if the Common Stock is not listed on any such exchange, the highest and lowest sales prices per share of the Common Stock for such date on the National Association of Securities Dealer Automated Quotations System or any successor system then in use ("NASDAQ"). If there are no such sale price quotations for the date as of which fair market value is to be determined but there are such sale price quotations within a reasonable period both before and after such date, then fair market value shall be determined by taking a weighted average of the means between the highest and lowest sales prices per share of the Common Stock as so quoted on the nearest date before and the nearest date after the date as of which fair market value is to be determined. The average should be weighted inversely by the respective number of trading days between the selling dates and the date as of which fair market value is to be determined. If there are no such sale price quotations on or within a reasonable period both before and after the date as of which fair market value is to be determined, then fair market value of the Common Stock shall be the mean between the bona fide bid and asked prices per share of Common Stock as so quoted for such date on NASDAQ, or if none, the weighted average of the means between such bona fide bid and asked prices on the nearest trading date before and the nearest trading date after the date as of which fair market value is to be determined, if both such dates are within a reasonable period. The average is to be determined in the manner described above in this Section 4(G).

(H)           The obligation of the Company to issue or deliver shares of the Common Stock under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Company, (ii) the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance upon each stock exchange, if any, on which the Common Stock shares may then be listed and (iii) all other applicable laws, regulations, rules and orders which may then be in effect.

(I)             Forfeiture of Stock Options. If at any time during grantee’s tenure as a Director,  the Committee determines that grantee has engaged in any activity in competition with any activity of the company or its subsidiaries, or activity or conduct that is inimical, contrary or harmful to the interests of the company or its subsidiaries, including but not limited to:

(i)	conduct relating to a Director’s duties to the company for which either criminal or civil penalties against the Director may be sought;

(ii)
conduct or activity that results in the termination of a Director’s tenure because of his or her: (a) failure to abide by the Company’s rules and regulations governing the transaction of its business, including without limitation, its Code of Business Ethics and Conduct; (b) inattention to duties, or the commission of acts while in the position of director which acts amount to gross negligence or misconduct; (c) misappropriation of funds or property of  the Company or its subsidiaries or committing any fraud against the Company or any of its subsidiaries or against any other person or entity while serving as a Director of the Company, or (d) misappropriation of any corporate opportunity, or otherwise obtaining personal profit from any transaction which is adverse to the interests of the Company or any of its subsidiaries or to the benefits of which the Company or its subsidiaries are entitled; or (e) the commission of a felony or other crime involving moral turpitude;

(iii)
accepting employment with, acquiring a 5% or more equity or participation interest in, serving as a consultant, advisor, director or agent of, directly or indirectly soliciting or recruiting any employee of the Company or any of its subsidiaries who was employed at any time during the Director’s tenure with the Company or any of its subsidiaries, or otherwise assisting in any other capacity or manner any company or enterprise that is directly or indirectly in competition with or acting against the interests of the Company or any of its subsidiaries (a "competitor"), except for (a) any isolated, sporadic accommodation or assistance provided to a competitor, at its request, by the Director during his or her tenure with the Company, but only if provided in the good faith and reasonable belief that such action would benefit the Company or any of its subsidiaries by promoting good business relations with the competitor and would not harm the Company’s or any of its subsidiaries’ interests in any substantial manner or (b) any other service or assistance that is provided at the request or with the written permission of the Company or any of its subsidiaries;

(iv)	disclosing or misusing any confidential information or material concerning the Company or any of its subsidiaries; or

(v)
making any statement or disclosing any information to any customers, suppliers, lessors, lessees, licensors, licensees, regulators, employees or others with whom the Company or any of its subsidiaries engages in business that is defamatory or derogatory with respect to the business, operations, technology, management, or other employees of the Company or any of its subsidiaries, or taking any other action that could reasonably be expected to injure the Company or any of its subsidiaries in their business relationships with any of the foregoing parties or result in any other detrimental effect on the Company or any of its subsidiaries;

then on the date on which the Director breached this Section 4 (I) as determined by the Committee and (a) all of the Director’s vested stock options acquired under this Plan (or other securities into which those stock options have been exercised, converted or exchanged) shall be returned to the Company or, if no longer held by the director, and the director shall pay to the Company, without interest, all cash, securities or other assets received by him or her on the sale or transfer of such stock or securities, and (ii) all unvested stock options shall be forfeited.

(vi)
If a Director owes any amount under the above subsections of this Section 4, the Company may, to the fullest extent permitted by applicable law, deduct such amount from any amounts the Company owes the Director from time to time for any reason (including without limitation amounts owed as fees, reimbursements or other compensation, or fringe benefits).

Subject to the foregoing provisions of this Section 4 and the other provisions of the Plan, any stock option granted under the Plan may be subject to such restrictions and other terms and conditions if any, as shall be determined, in its discretion, by the Committee and set forth in the agreement referred to in Section 4(F), or an amendment thereto.

SECTION 5
Adjustment and Substitution of Shares

If a dividend or other distribution shall be declared upon the Common Stock payable in shares of the Common Stock, the number of shares of the Common Stock set forth in Section 3, the number of shares of the Common Stock then subject to any outstanding stock options and the number of shares of the Common Stock which may be issued or delivered under the Plan but are not then subject to outstanding stock options shall be adjusted by adding thereto the number of shares of the Common Stock which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend or distribution.

If the outstanding shares of the Common Stock shall be changed into or exchangeable for a different number or kind of shares of stock, other securities or other property of the Company or another corporation, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of the Common Stock set forth in Section 3, for each share of the Common Stock subject to any then outstanding stock option, and for each share of the Common Stock which may be issued or delivered under the Plan but which is not then subject to any outstanding stock option, the number and kind of shares of stock or other securities into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchangeable.

In case of any adjustment or substitution as provided for in this Section 5, the aggregate option price for all shares subject to each then outstanding stock option prior to such adjustment or substitution shall be the aggregate option price for all shares of stock or other securities (including any fraction) to which such shares shall have been adjusted or which shall have been substituted for such shares. Any new option price per share shall be carried to at least three decimal places with the last decimal place rounded upwards to the nearest whole number.

No adjustment or substitution provided for in this Section 5 shall require the Company to issue or deliver or sell a fraction of a share or other security. Accordingly, all fractional shares or other securities, which result from any such adjustment or substitution, shall be eliminated and not carried forward to any subsequent adjustment or substitution.

SECTION 6
Effect of the Plan on the Rights of Company and Stockholders

Nothing in the Plan, in any stock option granted under the Plan, or in any stock option agreement shall confer any right to any person to continue as a Director of the Company or interfere in any way with the rights of the stockholders of the Company or the Board of Directors to elect and remove Directors.

SECTION 7
Amendment and Termination

The right to amend the Plan at any time and from time to time and the right to terminate the Plan at any time are hereby specifically reserved to the Board; provided always that no such termination shall terminate any outstanding stock options granted under the Plan; and provided further that no amendment of the Plan shall (a) be made without stockholder approval if stockholder approval of the amendment is at the time required for stock options under the Plan to qualify for the exemption from Section 16(b) of the 1934 Act provided by Rule 16b-3 or by the rules of any stock exchange on which the Common Stock may then be listed, (b) amend more than once every six months the provisions of the Plan relating to the selection of the Directors to whom stock options are to be granted, the timing of such grants, the number of shares subject to any stock option, the periods during which any stock option may be exercised and the term of any stock option other than to comport with changes in the Internal Revenue Code of 1986 or the rules and regulations thereunder, (c) otherwise amend the Plan in any manner that would cause stock options under the Plan not to qualify for the exemption provided by Rule 16b-3 or (d) modify or amend the purchase price of any outstanding option No amendment or termination of the Plan shall, without the written consent of the holder of a stock option theretofore awarded under the Plan, adversely affect the rights of such holder with respect thereto.

Notwithstanding anything contained in the preceding paragraph or any other provision of the Plan or any stock option agreement, the Board shall have the power to amend the Plan in any manner deemed necessary or advisable for stock options granted under the Plan to qualify for the exemption provided by Rule 16b-3 (or any successor rule relating to exemption from Section 16(b) of the 1934 Act), and any such amendment shall, to the extent deemed necessary or advisable by the Board, be applicable to any outstanding stock options theretofore granted under the Plan notwithstanding any contrary provisions contained in any stock option agreement. In the event of any such amendment to the Plan, the holder of any stock option outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability of such option, execute a conforming amendment in the form prescribed by the Committee to the stock option agreement referred to in Section 4(F) within such reasonable time as the Committee shall specify in such request.

SECTION 8
Effective Date and Duration of Plan

The effective date of the Plan shall be the date of its approval by the stockholders of the Company and it shall end on May 30, 2017. Notwithstanding any other provisions contained in the Plan other than the 2009 Option Award Balances, no stock option shall be granted under the Plan until after such stockholder approval. No stock option may be granted under the Plan subsequent to May 30, 2017.

IN WITNESS WHEREOF the Board of Directors as of the 29th day of May, 2009 has adopted this Plan.

UNIT CORPORATION

By:          /s/ John G. Nikkel
John G. Nikkel
Chairman of the Board
of Directors
[Corporate Seal]

ATTEST:

/s/ Mark E. Schell
Mark E. Schell, Secretary